UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016 (June 30, 2016)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2016, Brown-Forman Corporation (the “Company”) priced an offering of €300,000,000 aggregate principal amount of 1.200% Notes due 2026 (the “Euro Notes”) and £300,000,000 aggregate principal amount of 2.600% Notes due 2028 (the “Sterling Notes” and collectively with the Euro Notes, the “Notes”). The Company intends to use the net proceeds from these offerings for general corporate purposes and to repay commercial paper indebtedness, a portion of which was incurred in connection with the June 2016 acquisition of The BenRiach Distillery Company Limited.

The Euro Notes and the Sterling Notes will be issued and sold pursuant to underwriting agreements (each, an “Underwriting Agreement” and collectively, the “Underwriting Agreements”), each dated June 30, 2016, among the Company, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters named therein (collectively the “Underwriters”). The Underwriting Agreements contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes were offered by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 (File Number 333-205183), filed with the Securities and Exchange Commission on June 24, 2015, as supplemented by the prospectus supplements dated June 30, 2016, previously filed with the Securities and Exchange Commission.

The above description of the Underwriting Agreements is qualified in its entirety by reference to the Underwriting Agreements which are filed as exhibits to this report and are incorporated by reference into this report.

Certain of the Underwriters and their respective affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation. Certain of the Underwriters and certain affiliates of the Underwriters are parties to the Company’s Credit Agreement dated as of November 18, 2011 and its 364-Day Credit Agreement dated as of May 6, 2016.

The Euro Notes offering and Sterling Notes offering are expected to close on July 7, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Index:

Exhibit Number	Description

1.1	Underwriting Agreement relating to the Euro Notes, dated June 30, 2016, by and among Brown-Forman Corporation, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement relating to the Sterling Notes, dated June 30, 2016, by and among Brown-Forman Corporation, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters named therein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

Date: July 6, 2016	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement relating to the Euro Notes, dated June 30, 2016, by and among Brown-Forman Corporation, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement relating to the Sterling Notes, dated June 30, 2016, by and among Brown-Forman Corporation, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International, as representatives of the several underwriters named therein.